UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

(Address of principal executive offices)

95403

(Zip Code)

(707) 543-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On August 3, 2015, TriVascular Technologies, Inc. (the “Company”) entered into a Second Amended and Restated Term Loan Agreement (the “Restated Agreement”), amending and restating the Amended and Restated Term Loan Agreement (the “Existing TLA”), entered into in November 2014 with Capital Royalty Partners II L.P. (“CRPII”), Parallel Investment Opportunities Partners II L.P. (“PIOP”), Capital Royalty Partners II—Parallel Fund “A” L.P. (“CRPPFA”), Capital Royalty Partners II (Cayman) L.P. (“CRPC”) and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P. (“CRPPFB” and, together with CRPII, PIOP, CRPPFA and CRPC, the “Lenders”).

Pursuant to the Existing TLA, the Company borrowed an aggregate of $50.0 million and incurred certain additional amounts due to certain payments of interest in the form of paid in-kind term loans (“PIK Loans”). As a result of these PIK Loans, as of August 3, 2015 (accrued through June 30, 2015), aggregate borrowings outstanding under the Restated Agreement are approximately $53.3 million, with an additional new tranche in the amount of $10.0 million scheduled to be funded, net of financing fees, at the closing of the Restated Agreement on August 18, 2015, subject to customary closing conditions, in the form of convertible notes (the “Convertible Tranche”).

The Existing TLA also provided for an additional funding of up to $15.0 million if certain revenue milestones are achieved by the Company by December 31, 2015, and this funding tranche remains available under the Restated Agreement. The Restated Agreement also makes available an additional new tranche of $20.0 million in funding upon achievement of a different revenue milestone at any time before December 31, 2016. The principal financial covenants were also amended in the Restated Agreement to require that the Company attain minimum annual revenues of $30.0 million in 2015, $43.0 million in 2016, $55.0 million in 2017, $70.0 million in 2018 and $90.0 million thereafter, but the other material terms of the Existing TLA, including with respect to PIK Loans availability, interest rate, payment dates, prepayment fees and maturity, remained unchanged in the Restated Agreement with respect to the non-convertible borrowings. Accordingly, the loan remains interest-only through September 30, 2018 and, following the interest-only period, principal payments are made in equal installments at the end of the seven subsequent calendar quarters. The maturity date remains June 30, 2020.

The Convertible Tranche will accrue interest at a rate of 8.00% per annum, payable entirely in cash on the same payment dates as the other borrowings. The Convertible Tranche will be convertible, in whole, into the Company’s common stock at a price of $8.00 per share at the majority Lenders’ option, or, if the Company’s common stock trades above $8.00 per share for twenty consecutive trading days, at the Company’s option. The Company agreed to register shares of common stock issuable upon conversion for re-sale by the Lenders, which is a condition to the exercise of the conversion options, and plans to entered into a related registration rights agreement with the Lenders at the closing.

The Restated Agreement contains customary representations and warranties, covenants, events of defaults and termination provisions. After the Convertible Tranche closing, additional borrowings under the Restated Agreement are contingent upon the Company entering into an amendment of its loan agreement with Century Medical, Inc. (“CMI”) providing for subordination by CMI to the increased borrowing amounts under the Restated Agreement. In the event the Convertible Tranche is converted into common stock at the time of such additional borrowings, only the newly available $20.0 million tranche would be contingent upon CMI’s consent to the subordination.

The foregoing description of the Restated Agreement and the registration rights agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Restated Agreement and the registration rights agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth above under Item 1.01, the Restated Agreement provides that the Company may draw a $10.0 million Convertible Tranche, which will be convertible into the Company’s common stock at a price of $8.00 per share. If the conversion option is exercised, the Company would issue 1,250,000 shares of common stock upon such conversion, subject to customary adjustments for stock splits, combinations, recapitalizations and the like. Such issuance would be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Term Loan Agreement, by and among TriVascular Technologies, Inc., TriVascular, Inc., TriVascular Sales LLC, TriVascular Canada, LLC and Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P., dated August 3, 2015.

10.2	Form of Registration Rights Agreement, by and among TriVascular Technologies, Inc. and Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: August 4, 2015	/s/ Michael R. Kramer
	Name:	Michael R. Kramer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Term Loan Agreement, by and among TriVascular Technologies, Inc., TriVascular, Inc., TriVascular Sales LLC, TriVascular Canada, LLC and Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P., dated August 3, 2015.

10.2	Form of Registration Rights Agreement, by and among TriVascular Technologies, Inc. and Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P.